EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Lubrizol Corporation Employee Benefits Administrative Committee:

We consent to the incorporation by reference in Registration Statement No. 333-203130 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 19, 2019, appearing in this Annual Report on Form 11-K of The Lubrizol Corporation Age-Weighted Defined Contribution Plan for the year ended December 31, 2018.

/s/ Maloney + Novotny LLC

Cleveland, Ohio

June 19, 2019